                                                                    EXHIBIT 10.4


                        PURCHASE AND SALE OF SECURITIES

     This Purchase and Sale of Securities dated as of October 30, 1995 (the "Agreement"), is entered into by and among Kenneth L. Tucker ("KLT") and Richard
H. Tucker ("RHT" and, collectively with KLT, the "Tuckers") and Marianne Dunn ("MD") and Thomas P. D'Arcy ("TPD" and, collectively with MD, the "Investors").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Bradley Real Estate, Inc. ("Bradley") and Tucker Properties Corporation ("Tucker") are entering into a certain Agreement and Plan of Merger (the "Merger Agreement") of even date herewith pursuant to which Tucker shall be merged with and into Bradley (the "Merger");

     WHEREAS, pursuant to the Merger, Bradley shall acquire all of Tucker's ownership interests in each of the Tucker Properties and the Tucker Subsidiaries (as each of such terms are defined in the Merger Agreement);

     WHEREAS, the securities of one of the Tucker Subsidiaries, Tucker Management Corp. ("TMC"), are owned by both Tucker Operating Limited Partnership ("TOP") and the Tuckers;

     WHEREAS, in connection with the Merger the Tuckers have agreed to sell their interests in TMC to the Investors;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:


     1.   SALE OF SECURITIES.  Subject to, and in consideration of, the terms
          ------------------
and conditions of this Agreement, the Tuckers hereby sell, assign, transfer, convey and deliver to the Investors all right, title and interest of the Tuckers in TMC, including without limitation the 460 shares of common stock of TMC, $.01 par value per share (the "Common Stock") (representing 92% of the Common Stock), provided TOP owns 8% of the Common Stock, and 25 shares of the preferred stock of TMC, $.01 par value per share (the "Preferred Stock") (representing 5% of the Preferred Stock), provided TOP owns 95% of the Preferred Stock, and the Investors hereby acknowledge and consent to such sale, assignment, transfer, conveyance and delivery.

     2.   PURCHASE PRICE.   In consideration of the sale, assignment, transfer,
          --------------
conveyance and delivery described above, at the Effective Time, the Investors will pay each of the Tuckers $500 (the "Purchase Price") upon the effectiveness of such sale, assignment, transfer, conveyance and delivery described above.
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     3.   EFFECTIVE DATE.   The effective date of this Agreement shall be the
          --------------
Effective Time. In the event the Merger is not consummated, this Agreement shall be null and void.

     4.   REPRESENTATIONS AND COVENANTS OF THE TUCKERS.
          --------------------------------------------

          4.1 Each of the Tuckers owns beneficially and of record the number of shares of the Common Stock and the Preferred Stock set forth opposite such stockholder's name on Exhibit A hereto, free and clear of all pledges, liens,
                      ---------
encumbrances, restrictions, voting agreements or trusts, rights, claims or charges of any nature or kind whatsoever (collectively, "Claims"). Upon delivery to the Investors of the certificates representing the shares owned by each of the Tuckers duly endorsed in blank for transfer or with stock powers attached duly executed in blank, against delivery of the Purchase Price, good and valid title thereto shall be transferred to the Investors free and clear of any and all Claims.

          4.2 Each of the Tuckers has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by him pursuant to or as contemplated by this Agreement and to carry out the transaction contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by each of the Tuckers pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Tuckers, enforceable in accordance with their respective terms. The execution, delivery and performance by each of the Tuckers of this Agreement and each such agreement, document and instrument:

               (i) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to either of the Tuckers or require either of the Tuckers to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

               (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which either of the Tuckers is a party or by which the property of either of the Tuckers is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Tucker Properties or any of the assets of TMC.

          4.3  Except for interests in TOP and the interests in TMC set forth in
Section 1 hereto and the interests in the common stock of Tucker, neither of the Tuckers owns, directly or indirectly, any interest or investment (whether equity or debt) in any of the Tucker Subsidiaries.

                                       2
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     5.   RELEASE AND INDEMNIFICATION.
          ---------------------------

          5.1 Subject to Section 2 hereof, each of the Tuckers hereby releases and forever discharges Bradley and the Investors, each of the present and former shareholders, directors, officers, employees and agents of Bradley, affiliates of any of the foregoing and their respective successors and assigns (each a "Released Person"), of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, commitments, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demand whatsoever, in law or equity and/or any and all other applicable federal, state or local statutes, laws, rules and regulations which either of the Tuckers and/or any of their heirs, executors or administrators ever had, now has or hereafter can, shall or may have against any Released Person, whether asserted, unasserted, absolute, contingent, known or unknown, arising out of or relating to the Common Stock or the Preferred Stock or the Tuckers' sale of the Common Stock and the Preferred Stock to the Investors.

          5.2 Subject to Section 2 hereof, each of the Tuckers agrees to indemnify and hold harmless Bradley and the Investors against any losses, claims, damages or liabilities to which any of Bradley or the Investors may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach of the representations or covenants set forth in Section 4 hereof and will reimburse each of Bradley and the Investors for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage, liability or action.


     6.   MISCELLANEOUS.
          -------------

          6.1 The rights accruing pursuant to this Agreement shall not be transferable by any party hereto without the prior written consent of each other party hereto.

          6.2 Every provision of this Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

          6.3 All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

          6.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                                       3
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                 /s/  KENNETH L. TUCKER
                                           ----------------------------
                                                      Kenneth L. Tucker


                                                 /s/  RICHARD H. TUCKER
                                           ----------------------------
                                                      Richard H. Tucker


                                                 /s/  MARIANNE DUNN
                                           -----------------------------
                                                      Marianne Dunn


                                                 /s/  THOMAS P. D'ARCY
                                           -----------------------------
                                                      Thomas P. D'Arcy

                                   EXHIBIT A
                                   ---------


          Kenneth L. Tucker         368 shares of Common Stock
                                    20 shares of Preferred Stock

          Richard H. Tucker         92 shares of Common Stock
                                    5 shares of Preferred Stock

                                       5